UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	September 4, 2007

ROHM AND HAAS COMPANY
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-03507	23-1028370
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Independence Mall West, Philadelphia, Pennsylvania		19106
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(215) 592-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Top of the Form

Item 2.05 Costs Associated with Exit or Disposal Activities.

On September 4, 2007 the Executive Committee of Rohm and Haas Company approved a $15 million after-tax restructuring plan as part of its on-going efforts to reposition its business portfolio for accelerated growth by exiting non-strategic business lines, as well as to improve operating excellence through productivity initiatives in manufacturing, research and development, and business services. Charges related to the restructuring plan include a minor asset impairment, as well as cash severance and employee separation benefits affecting approximately 200 positions. The impact on third quarter earnings is expected to be approximately $0.07 per share.

The restructuring plan includes the exiting of a small digital imaging business line, located in Bristol, Pennsylvania, manufacturing efficiencies broadly dispersed across several major business segments, a small repositioning of research and development positions to faster growth regions outside North America, as well as efficiencies in administrative and business service operations. The restructuring plan is expected to result in annual cost savings of approximately $15 million after-tax once fully completed in mid-2008.

Item 8.01 Other Events.

On August 14, 2007 the Seventh Circuit Court of Appeals affirmed a decision of an Indiana Federal District Court that participants in the Rohm and Haas pension plans who elected a lump sum benefit during a class period have the right to a cost-of-living adjustment ("COLA") as part of their retirement benefit. While we have petitioned for rehearing, if this decision stands, the pension trust would be required to pay these COLA benefits. The composition of the class, the method of computing such benefits and any potential offsets have yet to be determined by the Court, but the ultimate outcome may result in changes to our pension liabilities for the plans as a whole. These changes in liabilities may be material to our financial position and results of operations. To mitigate whatever these costs may be, management will consider changes to the pension plans to reduce future liabilities. We do not believe that any immediate additional funding of the plans will be required.

Top of the Form

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROHM AND HAAS COMPANY

September 4, 2007	By:	Jacques M. Croisetiere

Name: Jacques M. Croisetiere
Title: Executive Vice President, Chief Financial Officer

Top of the Form

Exhibit Index

Exhibit No.	Description

99.1	Press release dated September 4, 2007